UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	January 14, 2005
(December 31, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01                     Regulation FD Disclosure

PNM Resources, Inc. and Subsidiaries (the "Company") is filing in this Form 8-K select Comparative Operating Statistics for the months of December 2004 and 2003 and the twelve months ended December 31, 2004 and 2003 to provide investors with key monthly business indicators.  Readers of this Form 8-K should refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's annual and quarterly periodic reporting on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

PNM Resources, Inc. and Subsidiaries
Comparative Operating Statistics

	Month Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Electric Service:

Energy Sales - MWh (in thousands)
Retail	655	618	7,497	7,325
Wholesale
Long Term Sales	255	238	2,944	2,470
Forward Sales	73	273	2,999	3,597
Short Term Sales	450	502	6,058	5,835

Total Wholesale Sales	778	1,013	12,001	11,902

Total Energy Sales	1,433	1,631	19,498	19,227

Forward sales, by their nature, are entered into prior to the month in which they are reported.  The decrease in Forward Sales volume for December 2004 from 2003 is attributed to minimal market spreads in the Forward Sales market.

Weather:

Heating and Cooling Days - Albuquerque, NM

The heating degree-day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 degrees Fahrenheit.  The cooling degree-day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 degrees Fahrenheit.

HDD	861	852	4,043	3,692

CDD	0	0	1,304	1,671

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 14, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)